EXHIBIT #12.1

NORSKE SKOG CANADA LIMITED
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS OF DOLLARS, EXCEPT RATIOS)

COMPUTATION UNDER CANADIAN GAAP


                                                                               Years Ended June 30,

                                                       1996           1997             1998          1999             2000
                                                       ----           ----             ----          ----             ----
Earnings (loss) from continuing operations
before income taxes                                   $170.5         $(11.3)         $(146.0)        $28.7           $135.0

Fixed charges                                           16.2           14.8              1.7           1.7            ____-
                                                      ------         ------          -------         -----           ------
Earnings (loss) from continuing operations
before income taxes and fixed charges                 $186.7         $  3.5          $(144.3)        $30.4           $135.0
                                                      ======         ======          =======         =====           ======

Fixed Charges:
     Interest incurred                               $  16.0        $  14.7          $   1.7         $ 1.7          $     -
     Amortization of debt costs                          0.2            0.1                -             -                -
                                                      ------         ------          -------         -----           ------
Total fixed charges                                  $  16.2        $  14.8          $   1.7         $ 1.7          $     -
                                                     =======        =======          =======         =====          ======
Ratio of earnings to fixed charges                      11.5X           0.2X             (a)          17.9X             (b)
                                                     =======        =======          =======         =====          ======

                                                      Six Months         Nine Months       Twelve Months
                                                        ended               ended              ended
                                                      December 31,       September 30,      December 30,
                                                         2000            2000      2001        2001
                                                         ----            ----      ----        ----
Earnings (loss) from continuing operations
before income taxes                                     $132.3          $165.8    $58.6        $40.4

Fixed charges                                                -               -     10.4         35.8
                                                        ------          ------    -----        -----
Earnings (loss) from continuing operations
before income taxes and fixed charges                   $132.3          $165.8    $69.0        $76.2
                                                        ======          ======    =====        =====

Fixed Charges:
     Interest incurred                                  $    -          $    -    $10.0        $34.1
     Amortization of debt costs                              -               -      0.4          1.7
                                                        ------          ------    -----        -----
Total fixed charges                                     $    -          $    -    $10.4        $35.8
                                                        ======          ======    =====        =====
Ratio of earnings to fixed charges                          (b)              (b)    6.6X         2.1X
                                                        ======          ======    =====        =====

COMPUTATION UNDER U.S. GAAP



                                                                               Years Ended June 30,

                                                       1996           1997             1998          1999              2000
Earnings (loss) from continuing operations
before income taxes                                   $170.5         $(11.3)         $(146.0)        $47.5            $126.1

Fixed charges                                           16.2           14.8              1.7           1.7               -
                                                      ------         ------          -------         -----             ------
Earnings (loss) from continuing operations
before income taxes and fixed charges                 $186.7         $  3.5          $(144.3)        $49.2             $126.1
                                                      ======         ======          =======         =====             ======

Fixed charges:
     Interest incurred                               $  16.0        $  14.7          $   1.7         $ 1.7             $    -
     Amortization of debt costs                          0.2            0.1              1.7           1.7                  -
                                                      ------         ------          -------         -----             ------

Total fixed charges                                  $  16.2        $  14.8          $     -         $   -             $    -
                                                      ======         ======          =======         =====             ======
Ratio of earnings to fixed charges                      11.5X           0.2X              (a)         28.9X                (b)
                                                      ======         ======          =======         =====             ======


                                                       Six Months          Nine Months
                                                          ended               ended
                                                       December 31,        September 30,
                                                           2000            2000      2001
Earnings (loss) from continuing operations
before income taxes                                        $123.2          $142.2   $16.6

Fixed charges                                                 -                -     10.4
                                                           ------          ------   -----
Earnings (loss) from continuing operations
before income taxes and fixed charges                      $123.2          $142.2   $27.0
                                                           ======          ======   =====

Fixed charges:
     Interest incurred                                     $    -          $    -   $10.0
     Amortization of debt costs                                 -               -     0.4
                                                           ------          ------   -----

Total fixed charges                                        $    -          $    -   $10.4
                                                           ======          ======   =====
Ratio of earnings to fixed charges                              (b)            (b)    2.6X
                                                           ======          ======   =====


(a) For the year ended June 30, 1998, earnings were insufficient to cover fixed charges by $146.0 million.

(b) No ratio was calculated for the 12 months ended June 30, 2000, for the six months ended December 31, 2000 and for the nine months ended September 30, 2000 as the Company did not have indebtedness during this period.